Registration No. 333-65069

As filed  with the  Securities  and  Exchange  Commission  on  December  9, 1999
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Securities and Exchange Commission Washington, D.C. 20549

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                         Post-Effective Amendment No. 1
                                  To Form SB-2

                          Registration Statement Under

                           The Securities Act of 1933

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                               ACCESS POWER, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                                        59-3420985
 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

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                      10033 SAWGRASS DRIVE WEST, SUITE 100
                        PONTE VEDRA BEACH, FLORIDA 32082
                                 (904) 273-2980
   (Address,        including zip code,  and telephone  number,  including  area code, of registrant's principal executive offices)

                              ---------------------

                                 GLENN A. SMITH
                      10033 SAWGRASS DRIVE WEST, SUITE 100
                        PONTE VEDRA BEACH, FLORIDA 32082
                                 (904) 273-2980
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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                                   COPIES TO:
                          DENNIS J. STOCKWELL, ESQUIRE
                             KILPATRICK STOCKTON LLP
                        1100 PEACHTREE STREET, SUITE 2800
                           ATLANTA, GEORGIA 30309-4530
                                 (404) 815-6500
                              (404) 815-6555 (FAX)
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

         Pursuant to this Registration Statement, as amended, Access Power, Inc. (the "Registrant") registered 10,000,000 of the Registrant's common stock, par value $0.001 (the "Common Stock") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for resale by selling stockholders.

         The Registration Statement was declared effective on February 16, 1999. Registrant suspended use of the Registration Statement on December 6, 1999. The Registrant is filing this Post-Effective Amendment to the Registration Statement to withdraw from registration certain Common Stock covered by the Registration Statement which remained unsold pursuant to this Registration Statement on December 6, 1999.

         Of the registered Common Stock, 9,932,153 shares were sold by selling stockholders pursuant to this Registration Statement, and 67,847 shares of the registered Common Stock have not been resold under this Registration Statement. The Registrant hereby amends the Registration Statement to withdraw from registration such 67,847 unsold shares of the Common Stock.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment to Registration Statement to be signed on its behalf by the undersigned, in the city of Ponte Vedra, State of Florida, on the 7th day of December, 1999.

                                ACCESS POWER, INC.


                                By:   /S/ Glenn A. Smith
                                   Name:  Glenn A. Smith
                                   Title:  President, Chief Executive Officer,
                                            and Director (Principal Executive
                                            Officer)



         Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons on December 7, 1999, in the capacities indicated.


    /s/ Glenn A. Smith          President, Chief Executive Officer, and Director
   -------------------------   (Principal Executive Officer)
         Glenn A. Smith


       *                        Chief Financial Officer
   --------------------------   (Principal Financial and Accounting
   Howard Kaskel                Officer)


        *                       Director
   --------------------------
    Tod R. Smith


   /s/ Maurice J. Matovich      Director
   --------------------------
   Maurice J. Matovich


   *By power of attorney

   /s/ Glenn A. Smith
   ---------------------------
   Glenn A. Smith